JONES, WALKER
                   WAECHTER, POITEVENT
                CARRERE & DENEGRE, L.L.P.



                         November 25, 1998





McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana  70112

Gentlemen:

     We have acted as counsel for McMoRan Exploration Co., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company of 75,000 shares (the "Shares") of common stock, $.01 par value for each share, pursuant to the terms of the Stock Bonus Plan (the "Plan") of the Company.

     Based upon the foregoing and upon our examination of such matters as we deem necessary to furnish this opinion, we are of the opinion that the Shares have been duly authorized and, when issued for at least par value upon the terms described in the Plan and the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              JONES, WALKER, WAECHTER,
                                  POITEVENT, CARRERE & DENEGRE, L.L.P.



                              By:   /S/ MARGARET F. MURPHY
                                   Margaret F. Murphy, Partner


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